Exhibit 10.17

ORAMED PHARMACEUTICALS INC. 2019 STOCK INCENTIVE PLAN

NOTICE OF STOCK OPTION AWARD

You have been granted an option to purchase shares of Common Stock, subject to the terms and conditions of this Notice of Stock Option Award (the “Notice”), the Oramed Pharmaceuticals Inc. 2019 Stock Incentive Plan, as amended from time to time (the “Plan”), and the Stock Option Award Agreement (the “Option Agreement”) attached hereto, as follows. Unless otherwise defined herein or in the Option Agreement, capitalized terms used herein shall have the respective meaning ascribed to such terms in the Plan.

Grantee’s Name and Address:

____________________

Date of Award:

Vesting Commencement Date:

Exercise Price per Share:

Total Number of Shares Subject to the Option (the “Shares”):

Total Exercise Price:

Type of Option:	102 Option/Non-qualified Option

Expiration Date:

Vesting Schedule:

Subject to Grantee’s continued engagement by Oramed Pharmaceuticals Inc., or one of its subsidiaries (“Oramed”), and other limitations set forth in this Notice, the Plan and the Option Agreement, the Option may be exercised, in whole or in part, in accordance with the following vesting schedule:

Installment	Number of Options	Vesting Date

Total

IN WITNESS WHEREOF, the Company and the Grantee have executed this Notice and agree that the Option is to be governed by the terms and conditions of this Notice, the Plan and the Option Agreement.

ORAMED PHARMACEUTICALS INC.
a Delaware corporation

By:
Name:	Nadav Kidron
Title:	President and Chief Executive Officer

The Grantee acknowledges receipt of a copy of the Plan and the Option Agreement, and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts the Option subject to all of the terms and provisions hereof and thereof. The Grantee has reviewed this Notice, the Plan and the Option Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Notice, and fully understands all provisions of this Notice, the Plan and the Option Agreement. The Grantee hereby agrees that all disputes arising out of or relating to this Notice, the Plan and the Option Agreement shall be resolved in accordance with Section 10 of the Option Agreement. The Grantee further agrees to notify the Company upon any change in the residence address indicated in this Notice.

Dated: ______________________	Signed: _________________________________

ORAMED PHARMACEUTICALS, INC.

STOCK OPTION AWARD AGREEMENT

1. Grant of Option. Oramed Pharmaceuticals Inc., a Delaware corporation (the “Company”), hereby grants to the Grantee (the “Grantee”) named in the Notice of Stock Option Award which is attached to this Stock Option Award Agreement (the “Notice”), an option (the “Option”) to purchase the Total Number of Shares of Common Stock subject to the Option (the “Shares”) set forth in the Notice, at the Exercise Price per Share set forth in the Notice (the “Exercise Price”) subject to the terms and provisions of the Notice, this Stock Option Award Agreement (the “Option Agreement”) and the Company’s 2019 Stock Incentive Plan, as amended from time to time (the “Plan”), which are incorporated herein by reference. The Company, during the term of the Option, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Option. Unless otherwise defined herein, capitalized terms use herein shall have the respective meanings ascribed to such terms in the Plan. If so provided in the “Grant Type” shown in the Notice, this Option is intended to constitute for United States income tax purposes an Incentive Stock Option and to qualify for the special United States federal income tax treatment under Section 422 of the Code and upon exercise, the maximum number of shares that can be treated as Incentive Stock Options shall be so treated, and the remainder shall be treated as Non-qualified Stock Options.

2. Exercise of Option.

(a) Right to Exercise. The vested portion of the Option shall be exercisable during its term in accordance with the Vesting Schedule set out in the Notice and with the applicable provisions of the Plan and this Option Agreement. The Grantee’s employment, contractual or other service relationship with the Company or its affiliates (“Relationship”) must be in effect on a given date in order for any scheduled increment in vesting to become effective. In the event the Relationship is terminated for any reason (whether voluntary or involuntary), (i) the Grantee’s right to vest in the Option will, except as explicitly provided by the Board, terminate as of the date of termination of the Relationship (and such right shall not be extended by any notice period mandated under local law), (ii) the Grantee’s continuing right (if any) to exercise the Option after termination of the Relationship will be measured from the date of termination of the Relationship (and such right will not be extended by any notice period mandated under local law) and (iii) the Board shall have the exclusive discretion to determine when the Relationship has terminated for purposes of this Option (including determining when the Grantee is no longer considered to be providing active service while on a leave of absence).

(b) Adjustments of Award Upon Change in Control. The Option shall be subject to the provisions of Section 13 of the Plan relating to the vesting and exercisability of the Option in the event of a Change in Control.

(c) Method of Exercise. The vested portion of the Option shall be exercisable by delivery of an exercise notice (a form of which is attached as Exhibit A) which shall state the election to exercise the Option, the whole number of Shares in respect of which the Option is being exercised, and such other provisions as set forth in Exhibit A. The exercise notice shall be delivered in person, by certified mail, or by such other reasonable method (including electronic transmission) accompanied by payment of the Exercise Price and all applicable income and employment taxes required to be withheld. The vested portion of the Option shall be deemed to be exercised upon receipt by the Company of such notice accompanied by the Exercise Price and all applicable withholding taxes, which, to the extent selected, shall be deemed to be satisfied by use of the broker-dealer sale and remittance procedure to pay the Exercise Price provided in Section 3(d) below to the extent such procedure is available to the Grantee at the time of exercise and such an exercise would not violate any applicable law.

As soon as practicable after its receipt of the notice and Exercise Price and all applicable withholding taxes, the Company shall (a) deliver to the Grantee (or other person entitled to exercise this Option), at the principal executive offices of the Company or such other place as shall be mutually acceptable, a stock certificate or certificates for such shares out of theretofore authorized but unissued shares or treasury shares of its Shares as the Company may elect or (b) issue shares of its Shares in book entry form. If the Grantee (or other person entitled to exercise this Option) fails to pay for and accept delivery of all of the shares specified in the notice upon tender of delivery thereof, his or her right to exercise this Option with respect to such shares not paid for may be terminated by the Company. In no event shall the Company issue fractional Shares.

(d) Taxes. No Shares will be delivered to the Grantee or other person pursuant to the exercise of the Option until the Grantee or other person has made reasonable arrangements for the satisfaction of applicable income tax and employment tax withholding obligations, including, without limitation, such other tax obligations of the Grantee incident to the receipt of Shares. Upon exercise of the Option, the Company or the Grantee’s employer may offset or withhold (from any amount owed by the Company or the Grantee’s employer to the Grantee) or collect from the Grantee or other person an amount sufficient to satisfy such tax withholding obligations.

3. Method of Payment. Payment of the Exercise Price shall be made by any of the following, or a combination thereof, at the election of the Grantee; provided, however, that such exercise method does not then violate any applicable law:

(a) cash;

(b) check;

(c) surrender of Shares or delivery of a properly executed form of attestation of ownership of Shares which have a Fair Market Value on the date of surrender or attestation equal to the aggregate Exercise Price of the Shares as to which the Option is being exercised;

(d) payment through a broker-dealer sale and remittance procedure pursuant to which the Grantee (i) shall provide written instructions to a Company-designated brokerage firm to effect the immediate sale of some or all of the purchased Shares and remit to the Company sufficient funds to cover the aggregate exercise price payable for the purchased Shares and (ii) shall provide written directives to the Company to deliver the certificates for the purchased Shares directly to such brokerage firm in order to complete the sale transaction;

(e) with respect to a Non-qualified Stock Option, payment through a “net exercise” such that, without the payment of any funds, the Grantee may exercise the Option and receive the net number of Shares equal to (i) the number of Shares as to which the Option is being exercised, multiplied by (ii) a fraction, the numerator of which is the Fair Market Value per Share (on such date as is determined by the Administrator) less the Exercise Price, and the denominator of which is such Fair Market Value per Share (the number of net Shares to be received shall be rounded down to the nearest whole number of Shares) and, at the election of the Grantee, less (iii) such number of Shares as is equal to the withholding obligation provided in Section 2(d); or

(f) any combination of the foregoing methods of payment.

4. Expiration of Option. The Option must be exercised no later than the Expiration Date set forth in the Notice (the “Expiration Date”). After the Expiration Date, the Option shall be of no further force or effect and may not be exercised. The Option may not be exercised if the issuance of the Shares subject to the Option upon such exercise would constitute a violation of any Applicable Laws.

This Option may not be exercised after three (3) months following the date of termination of the Relationship, except that if the Relationship terminates by reason of the Grantee’s death or total and permanent disability (as determined by the Board on the basis of medical advice satisfactory to it), the unexercised portion of the Option that is otherwise exercisable on the date of termination of the Relationship shall remain exercisable thereafter for twelve (12) months. It is the Grantee’s responsibility to be aware of the date the Option expires.

5. Transferability of Option. The Option may not be transferred in any manner other than by will or by the laws of descent and distribution and may be exercised during the lifetime of the Grantee only by the Grantee; provided, however, that the Grantee may designate a beneficiary of the Grantee’s Option in the event of the Grantee’s death on a beneficiary designation form provided by the Administrator. No transfer permitted hereby shall be effective to bind the Company unless the Administrator has been furnished with written notice of such transfer and an authenticated copy of the will and/or such other evidence as the Administrator may deem necessary to establish the validity of the transfer and the acceptance by the transferee of the terms and conditions of such Award. The terms of the Option shall be binding upon the executors, administrators, heirs, successors and transferees of the Grantee.

6. Adjustment Upon Changes in Capitalization. Subject to any required action by the stockholders of the Company, the number of Shares covered by this Option and the Exercise Price shall be proportionately adjusted as provided under Section 12 of the Plan.

7. Tax Consequences. The Grantee may incur tax liability as a result of the Grantee’s purchase or disposition of the Shares. THE GRANTEE SHOULD CONSULT A TAX ADVISER BEFORE EXERCISING THE OPTION OR DISPOSING OF THE SHARES.

8. Entire Agreement: Governing Law. This Option Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Grantee with respect to the subject matter hereof, and may not be modified adversely to the Grantee’s interest except by means of a writing signed by the Company and the Grantee. Nothing in this Award Agreement (except as expressly provided therein) is intended to confer any rights or remedies on any persons other than the parties. This Award Agreement is to be construed in accordance with and governed by the laws of the State of Delaware without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of Delaware to the rights and duties of the parties. Should any provision of this Award Agreement be determined to be illegal or unenforceable, such provision shall be enforced to the fullest extent allowed by law and the other provisions shall nevertheless remain effective and shall remain enforceable.

9. Construction. The captions used in this Option Agreement are inserted for convenience and shall not be deemed a part of the Option for construction or interpretation. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise. This Option Agreement is to be construed in accordance with the terms of the Plan. In case of any conflict between the Plan and this Option Agreement, the Plan shall control. Capitalized terms not defined herein shall have the meanings given to them in the Plan.

10. Venue and Waiver of Jury Trial. The Company, the Grantee, and the Grantee’s assignees (the “parties”) agree that any suit, action, or proceeding arising out of or relating to this Award Agreement shall be brought in the United States District Court for the District of Delaware (or should such court lack jurisdiction to hear such action, suit or proceeding, in a Delaware Court of Chancery) and that the parties shall submit to the jurisdiction of such court. The parties irrevocably waive, to the fullest extent permitted by law, any objection the party may have to the laying of venue for any such suit, action or proceeding brought in such court. THE PARTIES ALSO EXPRESSLY WAIVE ANY RIGHT THEY HAVE OR MAY HAVE TO A JURY TRIAL OF ANY SUCH SUIT, ACTION OR PROCEEDING. If any one or more provisions of this Section 10 shall for any reason be held invalid or unenforceable, it is the specific intent of the parties that such provisions shall be modified to the minimum extent necessary to make it or its application valid and enforceable.

11. Notices. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery, upon deposit for delivery by an internationally recognized express mail courier service or upon deposit in the United States mail by certified mail (if the parties are within the United States), with postage and fees prepaid, addressed to the other party at its address as shown in these instruments, or to such other address as such party may designate in writing from time to time to the other party.

12. Rights as Shareholder. The Grantee shall have no rights as a shareholder with respect to any shares covered by this Option until the date of issuance of a stock certificate(s) (or appropriate book entry(ies) is(are) made in the case of book entry form) to him or her for such shares. Except as otherwise provided pursuant to the Plan, no adjustment shall be made for dividends or other rights for which the record date is prior to the date such stock certificate is issued (or appropriate entry is made in the case of book entry form).

13. Notice of Disqualifying Disposition. If the “Grant Type” shown in the Customizing Information indicates that the Option is an Incentive Stock Option, the Grantee agrees to notify the Company promptly in the event that he or she sells, transfers, exchanges or otherwise disposes of any shares of Shares issued upon exercise of the Option before the later of (a) the second anniversary of the date of grant of the Option and (b) the first anniversary of the date the shares were issued upon his or her exercise of the Option.

14. Amendment; Waivers. This Option Agreement, including the Plan, contains the full and complete understanding and agreement of the parties hereto as to the subject matter hereof, and except as otherwise permitted by the express terms of the Plan, this Option Agreement and applicable law, it may not be modified or amended nor may any provision hereof be waived without a further written agreement duly signed by each of the parties; provided, however, that a modification or amendment that does not materially diminish the rights of the Grantee hereunder, as they may exist immediately before the effective date of the modification or amendment, shall be effective upon written notice of its provisions to the Grantee, to the extent permitted by applicable law. The waiver by either of the parties hereto of any provision hereof in any instance shall not operate as a waiver of any other provision hereof or in any other instance. The Grantee shall have the right to receive, upon request, a written confirmation from the Company of the Customizing Information.

15. Data Privacy. By entering into this Option Agreement and except as otherwise provided in any data transfer agreement entered into by the Company, the Grantee: (i) authorizes the Company, and any agent of the Company administering the Plan or providing Plan recordkeeping services, to disclose to the Company such information and data as the Company shall request in order to facilitate the grant of options and the administration of the Plan; (ii) waives any data privacy rights he or she may have with respect to such information; and (iii) authorizes the Company to store and transmit such information in electronic form. For purposes of this Section, the term “Company” refers to the Company and any affiliate.

EXHIBIT A

ORAMED PHARMACEUTICALS, INC.

EXERCISE NOTICE

Oramed Pharmaceuticals Inc.

1185 Avenue of the Americas, Suite 228

New York, NY 10036

USA

Attention: Chief Executive Officer

1. Exercise of Option. Effective as of today,___________ ___ , ___ the undersigned (the “Grantee”) hereby elects to exercise the Grantee’s option to purchase ___________ shares of the Common Stock (the “Shares”) of Oramed Pharmaceuticals Inc. (the “Company”) under and pursuant to the Company’s 2019 Stock Incentive Plan (the “Plan”) and the Stock Option Award Agreement (the “Option Agreement”) dated _______________. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Exercise Notice.

2. Representations of the Grantee. The Grantee acknowledges that the Grantee has received, read and understood the Plan and Award Agreement and agrees to abide by and be bound by their terms and conditions.

3. Rights as Stockholder. Until the stock certificate evidencing such Shares is issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Shares, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such stock certificate promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 12 of the Plan.

4. Delivery of Payment. The Grantee herewith delivers to the Company the full Exercise Price for the Shares, which, to the extent selected, shall be deemed to be satisfied by use of the broker-dealer sale and remittance procedure to pay the Exercise Price provided in Section 3(d) of the Option Agreement, if available.

5. Tax Consultation. The Grantee understands that the Grantee may suffer adverse tax consequences as a result of the Grantee’s purchase or disposition of the Shares. The Grantee represents that the Grantee has consulted with any tax consultants the Grantee deems advisable in connection with the purchase or disposition of the Shares and that the Grantee is not relying on the Company for any tax advice.

6. Taxes. The Grantee agrees to satisfy all applicable foreign, federal, state and local income and employment tax withholding obligations and herewith delivers to the Company the full amount of such obligations or has made arrangements acceptable to the Company to satisfy such obligations.

7. Successors and Assigns. The Company may assign any of its rights under this Exercise Notice to single or multiple assignees, and this agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth, this Exercise Notice shall be binding upon the Grantee and his or her heirs, executors, administrators, successors and assigns.

8. Construction. The captions used in this Exercise Notice are inserted for convenience and shall not be deemed a part of this agreement for construction or interpretation. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

9. Governing Law; Severability. This Exercise Notice is to be construed in accordance with and governed by the internal laws of the State of Delaware without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the laws of the State of Delaware to the rights and duties of the parties. Should any provision of this Exercise Notice be determined by a court of law to be illegal or unenforceable, such provision shall be enforced to the fullest extent allowed by law and the other provisions shall nevertheless remain effective and shall remain enforceable.

10. Notices. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery, upon deposit for delivery by an internationally recognized express mail courier service or upon deposit in the United States mail by certified mail (if the parties are within the United States), with postage and fees prepaid, addressed to the other party at its address as shown below beneath its signature, or to such other address as such party may designate in writing from time to time to the other party.

11. Further Instruments. The parties agree to execute such further instruments and to take such further action as may be reasonably necessary to carry out the purposes and intent of this agreement.

12. Entire Agreement. The Plan and the Award Agreement are incorporated herein by reference and together with this Exercise Notice constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Grantee with respect to the subject matter hereof, and may not be modified adversely to the Grantee’s interest except by means of a writing signed by the Company and the Grantee. Nothing in the Plan, Option Agreement and this Exercise Notice (except as expressly provided therein) is intended to confer any rights or remedies on any persons other than the parties.

Submitted by:	Accepted by:

GRANTEE:	ORAMED PHARMACEUTICALS INC.

(Signature)	By:
Name: Title:

Address:	Address:

1185 Avenue of the Americas, Suite 228 New York, NY 10036 USA